UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2006

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-692	46-0172280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Dakota Avenue		57104
Sioux Falls, South Dakota		(Zip Code)
(Address of principal executive offices)

(605) 978-2908

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

NorthWestern Corporation will hold a conference call today with potential purchasers of the $170,205,000 City of Forsyth, Rosebud County, Montana Pollution Control Revenue Refunding Bonds (NorthWestern Corporation Colstrip Project), Series 2006, the proceeds of which are to be loaned to, and the payment of which is secured by payments made by, NorthWestern pursuant to a Loan Agreement between the City of Forsyth, Montana and NorthWestern. On such conference call, NorthWestern will be discussing its operations and business. The PowerPoint slide presentation, which will be used by the management of NorthWestern as a talking-points guide in discussing its operations and business, is furnished as Exhibit 99.1.

A copy of the slide presentation is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference. The information in the slide presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the slide presentation shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 9.01                                                                     Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	PowerPoint Presentation

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Thomas J. Knapp

Thomas J. Knapp

Vice President, General Counsel

and Corporate Secretary

Date:  April 6, 2006

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	PowerPoint Presentation

* filed herewith